Calculation of Filing Fee Tables
S-8
Sarepta Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan, as amended-Common Stock, par value $0.0001 per share	Other	4,300,000	$ 16.01	$ 68,843,000.00	0.0001531	$ 10,539.87
2	Equity	Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan, as amended-Common Stock, par value $0.0001 per share	Other	300,000	$ 16.01	$ 4,803,000.00	0.0001531	$ 735.34
Total Offering Amounts:						$ 73,646,000.00		$ 11,275.21
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,275.21
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 (the "Registration Statement") shall also cover shares of the Registrant's common stock that become issuable under the Plans to prevent dilution as a result of any stock dividend, stock split, recapitalization or similar transaction. (2) Represents 4,300,000 shares of common stock reserved for future issuance under the Sarepta Therapeutics, Inc. 2018 Equity Incentive Plan, as amended. (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the "proposed maximum offering price per share" is calculated based on the average of the high and low prices for the Registrant's common stock as reported on the Nasdaq Global Select Market on August 1, 2025.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 (the "Registration Statement") shall also cover shares of the Registrant's common stock that become issuable under the Plans to prevent dilution as a result of any stock dividend, stock split, recapitalization or similar transaction. (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the "proposed maximum offering price per share" is calculated based on the average of the high and low prices for the Registrant's common stock as reported on the Nasdaq Global Select Market on August 1, 2025. (4) Represents 300,000 shares of common stock reserved for future issuance under the Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan (as amended and restated on June 27, 2016), as amended.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A